UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	CYRXW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Underwritten Public Offering of Common Stock

On June 24, 2019, Cryoport, Inc. (the “Company”) completed an underwritten public offering (the “Offering”) of 4,312,500 shares of its common stock, par value $0.001 per share (the “Shares”). The Shares were issued and sold pursuant to an underwriting agreement (the “Underwriting Agreement”), dated June 19, 2019, by and among the Company, on the one hand, and Jefferies LLC and SVB Leerink LLC, as representatives of the underwriters named in Schedule A thereto (collectively, the “Underwriters”), on the other hand, at a public offering price per share of $17.00. The Shares include 562,500 shares issued and sold pursuant to the Underwriters’ exercise in full of their option to purchase additional shares of common stock pursuant to the Underwriting Agreement. The Company will receive net proceeds of approximately $68.8 million from the Offering after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-230237) previously filed with the Securities and Exchange Commission and a prospectus supplement. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement that is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K. A copy of the opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance and sale of the Shares is attached hereto as Exhibit 5.1 to this Current Report on Form 8-K.

On June 19, 2019, the Company issued a press release announcing the launch of the Offering. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On June 19, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the Company’s press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Deferral of Mandatory Conversion of Convertible Note

On June 24, 2019, the Company and Petrichor Opportunities Fund I LP (the “Holder”) agreed to temporarily delay the effectiveness of the mandatory conversion provisions of the Company’s convertible note issued to the Holder (the “Note”), dated as of December 14, 2018, such that in the event the mandatory conversion provisions under Section 3.5 of the Note are triggered prior to July 10, 2019, the Mandatory Conversion Date (as defined in the Note) shall be deemed to occur on July 10, 2019.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Number	Description

1.1	Underwriting Agreement, dated June 19, 2019, by and among Cryoport, Inc. and Jefferies LLC and SVB Leerink LLC, as representatives of the several underwriters named therein

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

99.1	Press Release, dated June 19, 2019

99.2	Press Release, dated June 19, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2019	Cryoport Inc.

/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer